CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Pre-effective Amendment No. 1 to Form S-3 of Flora Growth Corp. of our report dated March 31, 2023, relating to the consolidated financial statements of Flora Growth Corp., filed with the Securities and Exchange Commission on August 30, 2023.

We also consent to the reference to our firm under the wording "Experts" in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

August 30, 2023